Exhibit 3.2

FORM OF AMENDED AND RESTATED
WASHINGTON PRIME GROUP INC.
BYLAWS
(As amended             , 2014)

ARTICLE I.
SHAREHOLDERS

SECTION 1.01.  ANNUAL MEETING.  Washington Prime Group Inc. (the “Corporation”) shall hold an annual meeting of its shareholders to elect directors and transact any other business within its powers, at such place, on such date, and at such time as shall be set by the Board of Directors.  Except as the Amended and Restated Articles of Incorporation of the Corporation (the “Articles”), these Bylaws, or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 1.02.  SPECIAL MEETING.  Subject to the rights of holders of preferred stock of the Corporation with respect to such series of preferred stock, special meetings of the shareholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors.  Business transacted at special meetings shall be confined to the purposes stated in the Corporation’s notice of the meeting or in any supplemental notice delivered by the Corporation in accordance with Section 1.04 of these Bylaws.

SECTION 1.03.  PLACE OF MEETINGS.  Meetings of shareholders shall be held at such place in the United States as is set from time to time by the Board of Directors.  If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 1.04.  NOTICE OF MEETINGS; WAIVER OF NOTICE.  Not less than ten (10) nor more than sixty (60) days before each shareholders’ meeting, the Secretary shall give written notice of the meeting to each shareholder entitled to vote at the meeting and each other shareholder entitled to notice of the meeting.  The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is delivered to the Corporation for inclusion in the minutes or filing with the corporate records, or is present at the meeting in person or by proxy (except as otherwise provided by Section 23-1-29-6 of the Indiana Business Corporation Law).

SECTION 1.05.  QUORUM; VOTING.  Unless any statute or the Articles provide otherwise, at a meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and the affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director in a “contested election” as described in Section 2.02 of these Bylaws.

SECTION 1.06.  ADJOURNMENTS.  Whether or not a quorum is present, a meeting of shareholders convened on the date for which it was called may be adjourned from time to time by the Chairman of the Board of Directors or a majority vote of the shareholders present in person or by proxy entitled to vote without notice other than by announcement at the meeting.  No notice of the time and place of adjourned meetings need be given except as required by law.  If the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, the Board of Directors shall establish a new record date for the meeting pursuant to Section 6.03 of these Bylaws.  Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.  The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 1.07.  GENERAL RIGHT TO VOTE; PROXIES.  Unless the Articles provide otherwise, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  In all elections for directors, each share of stock entitled to vote may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A shareholder may vote the stock he or she owns of record either in person or by proxy authorized by an instrument in writing or by a transmission permitted by law.  Unless a proxy provides for a shorter or longer period, it is not valid more than eleven (11) months after its date.

SECTION 1.08.  LIST OF SHAREHOLDERS.  The Secretary shall prepare and make, at least five (5) business days before every meeting at which shareholders are entitled to vote, a complete list of the shareholders entitled to vote, arranged in alphabetical order and showing the address of each shareholder and the number of shares of each shareholder.  Such list shall be open at the place where the meeting and election is to be held, for the examination by any shareholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

SECTION 1.09.  BUSINESS OF SHAREHOLDER MEETINGS.  At each annual or special meeting, the shareholders shall conduct only such business as shall have been properly brought before the meeting.  The proposal of business to be considered by the shareholders at an annual meeting may be made only (a) pursuant to the Corporation’s notice of meeting pursuant to Section 1.04, (b) by, or at the direction of, the Board of Directors or (c) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 1.09 and who is entitled to vote at the meeting.  Shareholders may not submit proposals for business to be conducted at a special meeting.

To be timely, a shareholder’s notice must be in writing and delivered to or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the date of the first anniversary of the previous year’s annual meeting of shareholders of the Corporation; provided, however, that in the event that no annual meeting was held in the previous year or the date of the an nual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, to be timely, notice by the shareholder must be received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

Such shareholder’s notice shall set forth as to any business that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) any material interest that such shareholder and any Shareholder Associated Person (as defined below) has in such business, and (iii) if the proposal or business is to be included in the Corporation’s proxy statement, the text of the proposal or business (including the language of any proposed amendment to the Articles of Incorporation or these Bylaws); (b) as to the shareholder giving the notice and each Shareholder Associated Person of such shareholder, (i) the name and address of such shareholder and any Shareholder Associated Person, (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and any Shareholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the shareholder and any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or to manage risk of stock price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the shares of stock of the Corporation, and (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; and (c) if the shareholder or any Shareholder Associated Person intends, or is part of a group that intends, to solicit proxies in support of such proposal, a representation to that effect.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”).  “Shareholder Associated Person” of any shareholder means (x) any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such shareholder, (y) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (z) any person controlling, controlled by or under common control with a Shareholder Associated Person as defined in the foregoing clauses (x) and (y).

Notwithstanding anything in these Bylaws, the Articles, or any applicable law to the contrary, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.09 and to declare that any defective proposal be disregarded.

SECTION 1.10.    NOTICE OF SHAREHOLDER NOMINATIONS.  Nominations of persons for election to the Board of Directors may be made only (a) pursuant to the Corporation’s notice of meeting pursuant to Section 1.04, (b) by, or at the direction of, the Board of Directors, or (c) solely with respect to annual meetings, by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 1.10 and who is entitled to vote at the meeting.  Shareholders may not submit nominations of persons for election to the Board of Directors at any special meeting.

To be timely, a shareholder’s notice must be in writing and delivered to or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the previous year’s annual meeting of shareholders of the Corporation; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, to be timely, notice by the shareholder must be received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

As to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the information set forth in the second and third paragraph of this Section 1.10, also set forth: (x) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and Shareholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

To be eligible to be a nominee for election as a director of the Corporation, the person proposed to be nominated must also deliver or mail to the Secretary within ten (10) days of delivery of the notice of nomination contemplated in the preceding paragraph an executed questionnaire (in the form available from the Secretary) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf the nomination is being made and an executed representation and agreement (in the form available from the Secretary) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the representation and agreement, and (C) if elected as a director of the Corporation, would comply with the Corporation’s requirements for ownership of its shares of stock within ninety (90) days after being elected and will comply with all other applicable publicly disclosed corporate governance, conflict of interest, confidentiality and trading policies and guidelines of the Corporation.

No person nominated by any shareholder shall be qualified to serve as a director unless the nomination is made in accordance with the procedures set forth in this Section 1.10.  Notwithstanding anything in these Bylaws, the Articles, or any applicable law to the contrary, the Chairman of the meeting shall have the power and duty to determine whether a director was nominated in accordance with the procedures set forth herein and to declare that any defective nomination be disregarded.

SECTION 1.11.  CONDUCT OF VOTING.  At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Articles or law, shall be decided or determined by the Chairman of the meeting.  Unless required by law, no vote need be by ballot and voting need not be conducted by an inspector.  No candidate for election as a director at a meeting shall serve as an inspector thereat.

SECTION 1.12.  CONTROL SHARE ACQUISITIONS. Notwithstanding any other provision of these Bylaws, Section 23-1-42 of the Indiana Business Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of common stock of the

Corporation. This section may be repealed, in whole or in part, at any time, before an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any subsequent control share acquisition.

ARTICLE II.
BOARD OF DIRECTORS

SECTION 2.01.  FUNCTION OF DIRECTORS.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the shareholders by statute or by the Articles or Bylaws.

SECTION 2.02.  NUMBER AND ELECTION OF DIRECTORS AND TERM OF OFFICE.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a duly adopted resolution of the Board of Directors.  Subject to the rights of the holders of preferred stock to elect any directors voting separately as a class or series, at each annual meeting of shareholders, the directors to be elected at the meeting shall be chosen by the majority of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present; provided, however, that in the event of a “contested election” (as defined below), directors shall be elected by the vote of a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present.  For purposes of this Section 2.02, a “majority of votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election.  Votes cast shall include directions to withhold authority, in each case, and exclude abstentions with respect to that director election.  For purposes of this Section 2.02, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 1.10 of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 1.10; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.  If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast at a meeting at which a quorum is present.  If a nominee fails to receive the required vote and is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors.  The Governance Committee (or the Nominating and Governance Committee if those Committees have been combined) will make a recommendation to the Board of Directors whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will decide whether to accept the tendered resignation, taking into account the Governance Committee’s (or the Nominating and Governance Committee’s) recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results.  The Governance Committee (or the Nominating and Governance Committee) in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Governance Committee (or the Nominating and Governance Committee) or the decision of the Board of Directors with respect to his or her resignation.  If an incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier resignation or removal.  If a director’s resignation is accepted by the Board of Directors, or if a nominee fails to receive the required vote and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of paragraph (b) of Article V of the Articles or may decrease the size of the Board of Directors pursuant to the provisions of this Section 2.02.

The election of directors by the shareholders shall be by written ballot if directed by the Chairman of the meeting or if the number of nominees exceeds the number of directors to be elected. If the holders of preferred stock are entitled to elect any directors voting separately as a class or series, those directors shall be elected by a plurality of the votes cast by the holders of shares of such class or series of preferred stock entitled to vote in the election at the meeting, provided a quorum of the holders of shares of such class or series of preferred stock is present.

Terms of office of directors shall not be staggered; the Corporation hereby expressly elects not to be governed by Section 23-1-33-6(c) of the Indiana Business Corporation Law.

SECTION 2.03.  VACANCY ON BOARD.  Subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders and until such director’s successor shall have been duly elected and qualified.

SECTION 2.04.  REGULAR MEETINGS.  After each meeting of shareholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business.  In the event that no other time and place are specified by resolution of the Board of Directors, with notice in accordance with Section 2.06, the Board of Directors shall meet immediately following the close of such shareholders’ meeting.  Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

SECTION 2.05.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Presi dent, or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting.  A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.  In the absence of designation such meeting shall be held at such place as may be designated in the call.

SECTION 2.06.  NOTICE OF MEETING.  Except as provided in Section 2.04, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.  The notice shall state the time and place of the meeting.  Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission, electronic mail or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting.  Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.  No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.  Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.07.  ACTION BY DIRECTORS.  Unless statute or the Articles or Bylaws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors.

SECTION 2.08.  MEETING BY CONFERENCE TELEPHONE.  Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.09.  COMPENSATION.  By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors.  Directors who are employees of the Corporation need not be paid for attendance at meetings of the Board or committees thereof for which fees are paid to other directors.  A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

SECTION 2.10.  ADVISORY DIRECTORS.  The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide.  Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

SECTION 2.11.  SURETY BONDS.  Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

ARTICLE III.
COMMITTEES

SECTION 3.01.  COMMITTEES.  The Board of Directors may appoint an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, a Governance Committee, or a combined Nominating and Governance Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, recommend to the shareholders any action which requires shareholder approval, fill vacancies on the Board of Directors or on any of its committees, issue or sell stock other than as provided in the next sentence, amend the Amended and Restated Articles of Incorporation or Bylaws, approve any merger or share exchange which does not require shareholder approval.  If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3.02.  COMMITTEE PROCEDURE.  Each committee may fix rules of procedure for its business.  A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.  Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each committee member and filed with the minutes of the committee.  The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.08.

ARTICLE IV.
OFFICERS

SECTION 4.01.  EXECUTIVE AND OTHER OFFICERS.  The Corporation shall have a President, a Secretary, and a Treasurer.  The Corporation may also have a Chairman, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors.  A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation.  Each of the Chairman of the Board and the Vice Chairman of the Board shall be a director; the other officers may be directors.

SECTION 4.02.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present.  In general, the Chairman of the Board shall perform all such duties as are from time to time assigned to him or her by the Board of Directors.

SECTION 4.03.  VICE CHAIRMAN.  The Vice Chairman of the Board, if one be elected by the Board of Directors, shall be an officer of the Corporation.  In general, the Vice Chairman of the Board shall perform all such duties as are from time to time assigned to him or her by the Board of Directors.

SECTION 4.04.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors and with the President, shall in general supervise and control all of the business and affairs of the Corporation.  In general, he or she shall perform such other duties usually performed by a chief executive officer of a corporation and such other duties as are from time to time assigned to him or her by the Board of Directors of the Corporation.  Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, if one be elected, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present.

SECTION 4.05.  PRESIDENT.  Unless otherwise specified by the Board of Directors, the President shall be the principal operating officer of the Corporation and perform the duties customarily performed by a principal operating officer of a corporation.  If no Chief Executive Officer is appointed, he or she shall also serve as the Chief Executive Officer of the Corporation.  The President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.  In general, he or she shall perform such other duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him or her by the Board of Directors or the Chief Executive Officer of the Corporation.  Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present.

SECTION 4.06.  CHIEF OPERATING OFFICER.  The Chief Operating Officer, at the request of the Chief Executive Officer, or in the Chief Executive Officer’s absence or during his inability to act, then at the request of the successor to the Chief Executive Officer, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President.  Unless otherwise specified by the Board of Directors, he or she shall perform such other duties usually performed by a chief operating officer of a corporation and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer or the President of the Corporation.

SECTION 4.07.  VICE-PRESIDENTS.  The Vice-President or Vice-Presidents, at the request of the Chief Executive Officer or the President or the Chief Operating Officer, or in the Chief Operating Officer’s absence or during his inability to act, shall perform the duties and exercise the functions of the Chief Operating Officer, and when so acting shall have the powers of the Chief Operating Officer.  If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chief Executive Officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions.  The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, or the President of the Corporation.

SECTION 4.08.  SECRETARY.  The Secretary shall keep the minutes of the meetings of the shareholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, the Secretary shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President of the Corporation.

SECTION 4.09.  TREASURER.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the Chief Executive Officer, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, the Treasurer shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President of the Corporation.

SECTION 4.10.  ASSISTANT AND SUBORDINATE OFFICERS.  The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer.  The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, or the President of the Corporation.

SECTION 4.11.  ELECTION, TENURE AND REMOVAL OF OFFICERS.  The Board of Directors shall elect the officers.  The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  All officers shall be appointed to hold their offices, respectively, at the pleasure of the Board.  The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time.  The removal of an officer does not prejudice any of his or her contract rights.  The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

SECTION 4.12.  COMPENSATION.  The Board of Directors, or its Compensation Committee, shall have the power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.  No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.  The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

ARTICLE V.
DIVISIONAL TITLES

SECTION 5.01.  CONFERRING DIVISIONAL TITLES.  The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice-President, Treasurer or Controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board, the Chief Executive Officer or the President to do so.  Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board, the Chief Executive Officer or the President if so authorized by the Board of Directors.  Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board, or the President.

SECTION 5.02.  EFFECT OF DIVISIONAL TITLES.  The conferring of divisional titles, as described in Section 5.01 hereof, shall not create an officer of the Corporation under Article IV unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

ARTICLE VI.
STOCK

SECTION 6.01.  CERTIFICATES FOR STOCK; UNCERTIFICATED SHARES.  The shares of the Corporation may be represented by certificates or may be uncertificated as provided under the laws of the State of Indiana.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer.  Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder or other person to whom it is issued, and the class of stock and number of shares it represents.  It shall be in such form, not inconsistent with law or with the Articles, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors.  Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  A certificate may not be issued until the stock represented by it is fully paid.  Notwithstanding the above, the issuance of uncertificated shares shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation.  The Board shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

SECTION 6.02.  TRANSFERS.  The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock or uncertificated shares; and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

SECTION 6.03.  RECORD DATES.  The Board of Directors may set a record date for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights.  The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than sixty (60) days before the date on which the action requiring the determination will be taken; and, in the case of a meeting of shareholders, the record date shall be at least ten (10) days before the date of the meeting.  The record date for determining shareholders entitled to take action pursuant to Section 1.12, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the written consent is filed with the Secretary of the Corporation.

SECTION 6.04.  STOCK LEDGER.  The Corporation shall maintain a stock ledger which contains the name and address of each shareholder and the number of shares of stock of each class which the shareholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Indiana or the principal executive offices of the Corporation.

SECTION 6.05.  LOST STOCK CERTIFICATES.  The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate or uncertificated share in place of a stock certificate which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation.  In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate or uncertificated share save upon the order of some court having jurisdiction in the premises.

ARTICLE VII.
FINANCE

SECTION 7.01.  CHECKS, DRAFTS, ETC.  All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chief Executive Officer, the President, a Vice-President or an Assistant Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

SECTION 7.02.  FISCAL YEAR.  The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

SECTION 7.03.  DIVIDENDS.  If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Articles.

SECTION 7.04.  CONTRACTS.  To the extent permitted by applicable law, and except as otherwise prescribed by the Articles or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.

ARTICLE VIII.
INDEMNIFICATION

SECTION 8.01.  INDEMNIFICATION.

(a)           Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the Indiana Business Corporation Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (A) of Section 8.03, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

(b)           To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, (I) by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant or (II) by a committee of Disinterested Directors even though less than a quorum, or (iii) if a quorum of Disinterested Directors so directs, by a majority vote of the shareholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the Washington Prime Group, L.P. 2014 Stock Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within twenty (20) days after such determination.

SECTION 8.02.  MANDATORY ADVANCEMENT OF EXPENSES.  To the fullest extent authorized by the Indiana Business Corporation Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the Indiana Business Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.

SECTION 8.03.  CLAIMS.

(a)           (1) If a claim for indemnification under this Article VIII is not paid in full by the Corporation within twenty (20) days after a written claim pursuant to Section 8.01(B) of these Bylaws has been received by the Corporation, or (2) if a request for advancement of expenses under this Article VIII is not paid in full by the Corporation within twenty (20) days after a statement pursuant to Section 8.02 of these Bylaws and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the

Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action that, under the Indiana Business Corporation Law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation.

(b)           If a determination shall have been made pursuant to Section 8.01(B) of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (A) of this Section 8.03.

(c)           The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (A) of this Section 8.03 that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

SECTION 8.04.  CONTRACT RIGHTS; AMENDMENT AND REPEAL; NON-EXCLUSIVITY OF RIGHTS.

(a)           All of the rights conferred in this Article VIII, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (x) any amendment or modification of this Article VIII that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (y) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(b)           All of the rights conferred in this Article VIII, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of shareholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the shareholders of the Corporation with respect to a person’s service prior to the date of such termination.

SECTION 8.05.  INSURANCE, OTHER INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

(a)           The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Indiana Business Corporation Law.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (B) of this Section 8.05, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(b)           The Corporation may, to the extent authorized from time to time by the Board of Directors, the Chief Executive Officer or the President, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

SECTION 8.06.  DEFINITIONS.  For purposes of this Bylaw:

(a)           “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)           “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 8.07.  SEVERABILITY.  If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX.
SUNDRY PROVISIONS

SECTION 9.01.  BOOKS AND RECORDS.  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.  The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.  The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

SECTION 9.02.  CORPORATE SEAL.  The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.  If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 9.03.  BONDS.  The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 9.04.  VOTING UPON SHARES IN OTHER CORPORATIONS.  Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice-President, or a proxy appointed by any of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 9.05.  NOTICES.  (a)  Whenever, under any provisions of these Bylaws, notice is required to be given to any shareholder, the same shall be given in writing, either (i) in person; (ii) deposited in the United States Mail, postage prepaid, and addressed to the shareholder’s last known post office address as shown by the stock record of the Corporation or its transfer agent; or (iii) by a form of electronic transmission consented to by the shareholder to whom the notice is given, except to the extent prohibited by the Indiana Business Corporation Law. Any consent to receive notice by electronic transmission shall be revocable by the shareholder by written notice to the Corporation.

(b)           Any notice required to be given to any Director may be given by the method stated in (a) above. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have provided to the Secretary of the Corporation.  It shall not be necessary that the same method of giving notice be employed for all Directors.

(c)           If there is no post office address of a shareholder or director, such notice may be sent to the office of the Corporation.

(d)           All notices given by mail shall be deemed to have been given at the time of mailing.  All notices given to shareholders by a form of electronic transmission shall be deemed to have been given: (A) if by facsimile, when directed to a number at which the shareholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (I) such posting and (II) the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the shareholder. All notices given to directors by a form of electronic transmission shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the Corporation.

(e)           Whenever notice is to be given to the Corporation by a shareholder under any provision of law or of the Articles or these Bylaws, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation.  If delivered by electronic mail or facsimile, the shareholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement.

SECTION 9.06.  EXECUTION OF DOCUMENTS.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

SECTION 9.07.  RELIANCE.  Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

SECTION 9.08.  CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.  The directors shall have no responsibility to devote their full time to the affairs of the Corporation.  Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

SECTION 9.09.  PROXIES.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice-President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

SECTION 9.10.  AMENDMENTS.

(a)           In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal these Bylaws, except as otherwise provided in the Articles or the Bylaws of the Corporation.

(b)           The Bylaws of the Corporation may be amended by the affirmative vote of two-thirds of all of the votes entitled to be cast generally in the election of directors.

(c)           Notwithstanding the foregoing provisions of this Section 9.10, Section 1.02, Article VIII and this Section 9.10 may only be amended by both the affirmative vote of two-thirds of all the votes entitled to be cast generally in the election of directors and the affirmative vote of a majority of directors.